UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2007

LANDMARK LAND COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0001-08755	77-0024129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2817 Crain Highway, Upper Marlboro, Maryland 20774
(Address of principal executive offices)

(301) 574-3330
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

Landmark Land Company, Inc. announced that its wholly-owned subsidiary, DPMG, Inc. d/b/a Landmark National (“Landmark”) entered into an Agreement with Gyrodyne Company of America, Inc. (“Gyrodyne”) (the “Agreement”), pursuant to which the Golf Operating Agreement and the Asset Management Agreement (collectively, the “Golf Course Agreements”), both dated April 9, 2002, and both entered into by and between Gyrodyne and Landmark, were terminated. The Agreement also obligates Landmark to provide consulting services to Gyrodyne in connection with the eminent domain litigation captioned Gyrodyne Company of America, Inc. -against- The State University of New York at Stony Brook for the People of the State of New York (the “Eminent Domain Litigation”) for a period not to exceed the earlier of the completion of such litigation or February 1, 2010. Gyrodyne and Landmark also exchanged general releases upon execution of the Agreement pursuant to which each party released the other from any and all claims arising out of events occurring before the date of the Agreement.

The consulting services relating to the Eminent Domain Litigation to be provided by Landmark under the Agreement will include general consultations with Gyrodyne, review of pertinent documents, consultations regarding land planning and economic feasibility studies and coordination with project engineers. As compensation for these consulting services and for certain services provided to Gyrodyne by Landmark between October 2004 and October 2006, and in consideration of Landmark’s agreement to terminate the Golf Course Agreements, Gyrodyne paid Landmark $2,000,000 upon execution of the Agreement and will pay an additional $1,000,000 to Landmark in thirty-six equal monthly installments of $26,777.77 commencing on March 1, 2007 and ending on February 1, 2010.

The Golf Course Agreements were entered into in contemplation of the design and development of an 18-hole championship residential golf course community on Gyrodyne’s Flowerfield property. The realization of this development plan was negated when the State University of New York at Stony Brook appropriated 245.5 acres of the Flowerfield property to itself through the power of eminent domain on November 2, 2005. Landmark maintained that the condemnation triggered an incentive fee provision in the Golf Course Agreements that entitled Landmark to 10% of all proceeds from the condemned Flowerfield property and from the development and/or sale of Gyrodyne’s remaining Flowerfield property. Gyrodyne, in its public filings, claimed that Landmark’s position on this matter was based upon an erroneous interpretation of the incentive fee provision. The execution of the Agreement and related releases resolved all outstanding issues between the parties.

Item 9.01 - Financial Statements and Exhibits

(c) Exhibits

99 - Press release issued by Landmark Land Company, Inc. on February 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANDMARK LAND COMPANY, INC.

Dated: February 16, 2007	By:	/s/ GERALD G. BARTON

Gerald G. Barton
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99	Press release issued by Landmark Land Company, Inc. on February 15, 2007